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                                                                    EXHIBIT 99.1

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CONTACT INFORMATION
NORTH AMERICA:                                       EUROPE/MIDDLE EAST:        ASIA PACIFIC:
Ed Canty                   Sarah Miller              Peter van der Sluijs       Junko Kaneko
508.303.5291               508.303.5254              +44 1442 879222            03(3364)5531
ecanty@innoveda.com        smiller@innoveda.com      peterv@neesham.co.uk       junko@e-e.co.jp
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                   INNOVEDA AND PADS SOFTWARE COMPLETE MERGER

              INNOVEDA NOW PROVIDES A COMPREHENSIVE PCB DESIGN FLOW

MARLBORO, MASS. - SEPTEMBER 25, 2000 - Innoveda, Inc. (Nasdaq:INOV), a leading provider of software and services for the design of advanced electronic products, today announced it has successfully completed its merger with PADS Software, Inc. Innoveda now provides manufacturers of electronic products a comprehensive software solution for printed circuit board (PCB) and advanced packaging design, along with its other environments for system-level and electromechanical design.

         The merger received approval by PADS' shareholders during the past month. This followed Innoveda's merger registration statement, which was declared effective by the Securities and Exchange Commission (SEC) on August 11, 2000, and unanimous approval by the Innoveda board of directors on May 31, 2000. PADS is located in Marlboro and was a privately held company.

         In the transaction, a total of approximately 6.5 million shares of Innoveda stock and approximately U.S. $2 million were exchanged for all PADS outstanding stock. In addition, Innoveda assumed all outstanding options to purchase PADS stock and will be paying down approximately $7.4 million of PADS' debt. As a result of the merger, Innoveda expects that its revenue for the fourth quarter of this year will increase by approximately $7.5 million and earnings before interest, taxes and amortization (EBITA) will increase by $1.1 million to $1.5 million.

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VITAL TECHNOLOGY

         William J. (Will) Herman, president and CEO of Innoveda said, "We are pleased the merger has closed so quickly. Innoveda is committed to helping its customers overcome board design complexity and deliver differentiated products to market. Our product portfolio now features vital routing technology as well as a complete suite of signal integrity tools and the ability to perform unique manufacturing optimizations. We believe that by being the first to deliver next-generation technology in PCB design, verification and analysis, we can help our customers meet these challenges in record time. Innoveda's merger with PADS is a giant step towards this goal."

         Herman will remain president and CEO of the merged company. Innoveda will continue to be managed by its current team with the addition of PADS executives taking key leadership roles.

LEADERSHIP POSITION

         Ken Tepper, president and CEO of PADS Software, said, "A major benefit for the PADS' installed base of 62,000 users worldwide is that the combined company has a leadership position in high-speed design and offers the breadth of tools and services needed to meet the electrical design requirements for both high-speed and mainstream users.

         "The two companies have very little product overlap and have shared a common VAR (Value-Added Reseller) channel for many years. The sales channels are reacting positively to this merger as they have been conducting business with both companies for a long time and view the merger as an increase in operational efficiency," he added.

COMPREHENSIVE ENVIRONMENT

         As a result of the merger, Innoveda now provides a comprehensive front-to-back environment for printed circuit board (PCB) and advanced packaging design from a single company. The combined solution features leading front-end tools from Innoveda and leading back-end design tools from PADS.

         The merger enables Innoveda to target mainstream and high-speed PCB designers with a solution that includes a complete capture-to-manufacturing flow. The solution

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comprises: the PowerPCB-TM- design environment, which includes the
PowerLogic-TM- schematic capture tool and the BlazeRouter-TM- autorouter; the PowerBGA-TM- tool for physical design at the IC package level; the HyperLynx-TM-signal integrity analysis tool; aNd the CAM350 tool for manufacturability analysis and fabrication. It is combined with Innoveda's popular ViewDraw-Registered Trademark- schematic capture tool, the Design Exchange-TM-family of Internet-based communication tools and the market-leading XTK-TM-signal integrity analysis tool for a complete front-to-back PCB design flow.

         Herman added, "By gaining access to the industry's latest routing technology, we now are positioned to rapidly deliver next-generation software that addresses complex signal integrity issues during routing."

         The Innoveda front-end tools also will continue to support other popular logical and physical design tools, ensuring that customers will have maximum flexibility in developing their design flows.

         Earlier this year, Viewlogic Systems, Inc. and Summit Design, Inc. completed their merger to become Innoveda. The company will remain headquartered in Marlboro, Mass.

ABOUT INNOVEDA

         Innoveda, Inc. (Nasdaq:INOV) is a leading provider of innovative software and services that help engineers visualize, design and build advanced electronic systems for companies participating in the telecommunications, transportation, computers and consumer electronics markets. The company enjoys a rich heritage of technical innovation from the merger of Viewlogic Systems, Inc. and Summit Design, Inc. that formed Innoveda, and the subsequent merger of Innoveda and PADS Software, Inc. These unions form the foundation of Innoveda's comprehensive electronic product solutions for system level design, design capture, board design and electromechanical design. Headquartered in Marlboro, Mass., Innoveda has offices worldwide. Additional information can be found at: www.innoveda.com.

FORWARD-LOOKING STATEMENTS

         This press release includes forward-looking statements that are subject to a number of risks and uncertainties. All statements, other than statements of historical

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facts included in this press release, regarding Innoveda's financial projections for any period (including, without limitation, revenue and EBITA projections for the fourth quarter of this year), strategy, future operations, financial position, prospects, plans, goals and objectives of management are forward-looking statements. When used in this press release, the words "will", "believe", "anticipate", "intend", "estimate", "expect", "project", "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future transactions or strategic alliances. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the ability of Innoveda to successfully integrate its business combinations, the failure of Innoveda's quarterly results to meet market expectations, the impact of financial charges related to business combinations, the intense competition Innoveda faces, Innoveda's ability to develop new products, and the other risks described in the registration statement on Form S-4 (File No. 333-42814) filed on August 2, 2000, as amended, in Innoveda's most recent quarterly report on Form 10-Q and annual report on Form 10-K and other public filings made by Innoveda with the Securities and Exchange Commission, which factors are incorporated herein by reference.

                                     # # # #
Editor's note: Innoveda, BlazeRouter, Design Exchange, HyperLynx, PowerBGA, PowerLogic, PowerPCB and XTK are trademarks and ViewDraw is a registered trademark of Innoveda, Inc.